Exhibit 3.85

RESTATED CERTIFICATE OF INCORPORATION

OF

TRAVEL PORTAL, INC.

Travel Portal, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.             The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 28, 2000 under the name Cendant Travel Portal, Inc.

2.             A Certificate of Amendment to the original Certificate of Incorporation of the Corporation was filed on March 27, 2001 changing the name of the Corporation to “Travel Portal, Inc.”

3.             This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, as amended.

4.             This Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were duly adopted by the Board of Directors of the Corporation and were approved by the unanimous written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL, and have been duly adopted in accordance with the provisions of Sections 242 and 245 DGCL.

5.             The Certificate of Incorporation, as amended, of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

FIRST:   The name of the Corporation is Travel Portal, Inc.
SECOND:   The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:   (a)  The total number of shares of stock which the Corporation has authority to issue 70,000 shares, consisting of 50,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 20,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

(b)   The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation; (iv) entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the class or series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund; (v) dependent upon facts ascertainable outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly and expressly set forth in the resolution(s) providing for the issuance of such class or series by the Board of Directors; or (vi) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition,

limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be four or such other number as determined by the Board of Directors in accordance with the By-Laws of the Corporation.

(b)           The election of directors need not be by written ballot unless the By-Laws so provide.

(c)           No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived or received an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(d)           In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH:   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH:   The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors in accordance with the By-Laws or by the stockholders.

Certificate of Amendment

of

Certificate of Incorporation

Travel Portal, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Trip Network, Inc”.

SECOND:  That in lieu of a meeting and vote of the stockholders, the stockholders have given their unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolution:

RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the Corporation is Trip Network, Inc.”

FURTHER RESOLVED, that the foregoing name change shall be effective as of October 10, 2001.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections; 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:  This Certificate of Amendment of the Certificate of Incorporation shall be effective October 10, 2001.

IN WITNESS WHEREOF, said Travel Portal, Inc. has caused this certificate to be signed by John Kim, Secretary, as of this 10th day of October 2001.

/s/ John Kim
Name: John Kim
Title: Secretary

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
TRIP NETWORK, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Trip Network, Inc., a Delaware corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows;

FIRST:  That the first paragraph of Article IV of the Restated Certificate of Incorporation shall be amended by deleting the first paragraph of such Article in its entirety and replacing it with the following:

“The total number of shares of stock which the Corporation shall have the authority to issue is 120,000, consisting of 100,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 20,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

SECOND:  That pursuant to a resolution of the Board of Directors of the Corporation, consent of the sole stockholder of the Corporation was duly obtained in accordance with Section 228 of the GCL, which consent authorized the foregoing amendments.

THIRD:  That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 30th day of October 2001.

TRIP NETWORK, INC.

By:	/s/ John S. Kim
Name: John S. Kim
Title: Secretary

CERTIFICATE OF MERGER
OF
CHEAP TICKETS, INC.
INTO
TRIP NETWORK, INC.

It is hereby certified that:

1.             The constituent business corporations participating in the merger herein certified are:

(i)            Cheap Tickets, Inc., which is incorporated under the laws of the State of Delaware; and

(ii)           Trip Network, Inc., which is incorporated under the laws of the State of Delaware.

2.             An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3.             The name of the surviving corporation in the merger herein certified is Trip Network, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.             The Certificate of Incorporation of Trip Network, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.             The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1 Campus Drive, Parsippany, NJ 07054.

6.             A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.             The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective October 1, 2005.

Dated: September 29. 2005

CHEAP TICKETS, INC.

	By:	/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Vice President and Assistant Secretary

Dated: September 29. 2005

TRIP NETWORK, INC.

	By:	/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Vice President and Assistant Secretary